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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-56082) and related Prospectus of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. and in the Registration Statement (Form S-8 No. 333-36856) pertaining to Enterprise Products Company 1998 Long-Term Executive Plan and Enterprise Products GP, LLC 1999 Long-Term Executive Plan and in the Registration Statement (Form S-8 No. 333-92486) pertaining to the Enterprise Products Company Employee Unit Purchase Plan of our report dated March 8, 2002 (May 15, 2002 as to Note 16 for the effects of a two-for-one split of Limited Partner Units) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in accounting for derivative instruments in 2001), with respect to the consolidated financial statements of Enterprise Products Partners L.P. included in this Current Report on Form 8-K dated September 27, 2002.


/s/ Deloitte & Touche LLP

Houston, Texas
September 27, 2002